Exhibit 10.2(m)

ECHELON CORPORATION

STOCK APPRECIATION RIGHT AGREEMENT

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

By executing the Grant Acceptance process and using the services on this Smith Barney Benefit Access® website, you, the Employee and Echelon Corporation (the “Company”) agree that this Award is granted under and governed by the terms and conditions of Company’s 1997 Stock Plan (the “Plan”) and the Terms and Conditions of Stock Appreciation Rights (the “Agreement”), which may be amended or modified from time to time. Employee has reviewed the Plan and this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award and fully understands provisions of the Plan and this Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. Employee further agrees to promptly notify the Company upon any change in the Employee’s residence address.

The “Company hereby grants you, the employee, a stock appreciation right (the “SAR”) under the Plan, to exercise in exchange for a payment from the Company pursuant to this SAR Agreement. However, as provided in the Agreement, this SAR may expire earlier than the Expiration Date.

1. Grant of SAR. The Company hereby grants to the Employee under the Company’s 1997 Stock Plan a Stock Appreciation Right (“SAR”) pertaining to all or any part of an aggregate of the number of shares set forth in the Summary of Grant, which SAR entitles the Employee to exercise the SAR in exchange for Shares in the amount determined under paragraph 6 below.

2. Vesting Schedule.

(a) Except as otherwise provided in this Agreement, the right to exercise this SAR will vest in accordance with the vesting schedule set forth in the Summary of Grant, subject to the Employee continuing to be a Service Provider on each relevant vesting date. Notwithstanding anything in this paragraph 2 to the contrary, and except as otherwise provided by the Administrator, vesting of the SAR will be suspended during any unpaid leave of absence other than military leave and will resume on the date the Employee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the SAR at any time, subject to the terms of the Plan. If so accelerated, such SAR (or the portion thereof) will be considered as having vested as of the date specified by the Administrator.

(b) Further, and notwithstanding the foregoing, upon Employee’s “Involuntary Termination” (as defined below) within twelve (12) months following a “Change of Control Merger” (as defined in the Plan), 100% of the outstanding and unvested portion of the SAR awarded by this Agreement will vest in full and, to the extent applicable, all performance goals or other vesting criteria to which the SAR is subject will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

(c) For purposes of this Agreement, “Involuntary Termination” shall mean, without Employee’s express written consent: (i) a significant reduction of the Employee’s duties, authority or responsibilities, relative to the Employee’s duties, authority or responsibilities as in effect immediately prior to the Change of Control Merger; (ii) a material reduction in the total cash compensation of the Employee as in effect immediately prior to the Change of Control Merger; (iii) the relocation of the Employee to a facility or a location more than thirty (30) miles from the Employee’s then present location, without the Employee’s express written consent; or (iv) any purported termination of the Employee which is not effected for “Disability” or for “Cause” (each as defined in the Plan), or any purported termination for which the grounds relied upon are not valid.

3. Exercise of SAR.

(a) Grant Price. The purchase price per Share for this SAR (the “Grant Price”) shall be the amount set forth in the Summary of Grant which is the Fair Market Value of a Share on the Grant Date.

(b) Right to Exercise. This SAR is exercisable during its term in accordance with the vesting schedule set forth in the Summary of Grant and the applicable provisions of the Plan and this Agreement.

(c) Method of Exercise. This SAR is exercisable by (i) delivery of an exercise notice, in the form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator (which may require the Employee to exercise this SAR through the Company’s designated broker or administrator), which in either case shall state the election to exercise the SAR, the number of Shares in respect of which the SAR is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Subject to paragraph 8, the Employee shall provide payment of any applicable withholding taxes arising in connection with such exercise. This SAR shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion, accompanied by any applicable withholding taxes.

4. Death of Employee. In the event that the Employee dies while in the employ of the Company and/or a Parent or Subsidiary, the administrator or executor of the Employee’s estate (or such other person to whom the SAR is transferred pursuant to the Employee’s will or in accordance with the laws of descent and distribution), may exercise any vested but unexercised portion of the SAR within the period set forth in the Summary of Grant. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this SAR and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this SAR as set forth in this Agreement.

5. Persons Eligible to Exercise SAR. Except as provided in paragraph 4 above or as otherwise determined by the Administrator in its discretion, this SAR shall be exercisable during the Employee’s lifetime only by the Employee.

6. Payment of SAR Amount. Upon exercise of this SAR, the Employee shall be entitled to receive the number of Shares (the “SAR Amount”), less applicable withholdings, determined by (i) multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; times (b) the number of Shares with respect to which this SAR is exercised, and (ii) dividing the product of (a) and (b) by the Fair Market Value of a Share on the date of exercise. The SAR Amount shall be paid solely in whole Shares; any fractional amount shall be rounded down to the nearest whole share. Shares issued pursuant to the exercise of this SAR may be delivered in book form or listed in street name with a brokerage company of the Company’s choice.

No payment shall be made pursuant to the exercise of this SAR unless such payment complies with Applicable Laws. Assuming such compliance, for income tax purposes, the payment shall be considered transferred to the Employee on the date the SAR is exercised with respect to such Exercised Shares.

7. Term of SAR. This SAR may be exercised only within the term set out in the Summary of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

8. Tax Withholding and Payment Obligations. When the Shares are issued as payment for the exercise of this SAR, the Employee will recognize immediate U.S. taxable income if the Employee is a U.S. taxpayer. If the Employee is a non-U.S. taxpayer, the Employee will be subject to applicable taxes in his or her jurisdiction. The Company (or the employing Parent or Subsidiary) will withhold a portion of the Shares otherwise issuable in payment for the exercise of this SAR that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing Parent or Subsidiary) with respect to the Shares. No fractional Shares will be withheld or issued pursuant to the exercise of this SAR and the issuance of Shares thereunder; any additional withholding necessary for this reason will be done by the Company through the Employee’s paycheck except as otherwise provided herein with respect to an Employee who is an “executive officer” of the Company within the meaning of Section 402 of the Sarbanes Oxley Act of 2002 (an “Executive Officer”). With respect to an Employee who is an Executive Officer, the Employee hereby agrees to pay the Company, on or prior to the date of exercise, by cash or check an amount equal to such additional withholding unless the Company otherwise determines that withholding such amount from the Employee’s paycheck in accordance with the preceding sentence would not violate Section 402 of the Sarbanes Oxley Act of 2002. The Employee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to make the SAR Payment required under this Agreement if such amount is not delivered at the time of exercise. In the event that the cash amounts withheld by the Company exceed the withholding taxes that are due after the automatic withholding of whole Shares, the Company will reimburse the Employee for the excess amounts. In the event the withholding requirements are not satisfied through the withholding of Shares (or, through the Employee’s paycheck, as indicated above), no payment will be made to the Employee (or his or her estate) for SARs unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such SARs. By accepting this SAR award, the Employee expressly consents to the withholding of Shares and to any cash withholding as provided for in this paragraph 8. All income and other taxes related to this SAR award and any Shares delivered in payment thereof are the sole responsibility of the Employee.

9. Suspension of Exercisability. This SAR, in the sole discretion of the Company, may not be exercised, in whole or in part, and the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares, the filing of quarterly reports and the completion of any restatement of financial statements required under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of exercise of the SAR as the Administrator may establish from time to time for reasons of administrative convenience. Any suspension of exercise or delay in the issuance of Shares as a result of one or more of the foregoing conditions shall not extend the Expiration Date of this SAR, and the Company shall have no further obligation or liability with respect to this SAR as of and following the Expiration Date.

10. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares covered by this SAR unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. Termination Period. This SAR will be exercisable for thirty (30) days after the Employee ceases to be a Service Provider, unless such termination is due to the Employee’s death or Disability, in which case this SAR will be exercisable for twelve (12) months after the Employee ceases to be a Service Provider. Notwithstanding the foregoing, in no event may this SAR be exercised after the Expiration Date as set forth in the Summary of Grant.

12. No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Parent or Subsidiary employing the Employee, as the case may be, and the Company, or the Parent or Subsidiary employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth in the Summary of Grant do not constitute an express or implied promise of continued employment for any period of time.

13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of the Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

14. SAR is Not Transferable. Except as otherwise expressly provided in paragraph 4 above, this SAR and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, hypothecated or disposed of in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to sell, transfer, pledge, assign, hypothecate or otherwise dispose of this SAR, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this SAR and the rights and privileges conferred hereby immediately shall become null and void.

15. Restrictions on Sale of Securities. The Shares issued upon exercise of this SAR will be registered under the federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

16. Binding Agreement. Subject to the limitation on the transferability of this SAR contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

18. Administrator Authority. The Administrator shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith (including, but not limited to, the determination of whether or not any SARs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons, and will be given the maximum deference permitted by law. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Except as otherwise provided herein, modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

22. Amendment, Suspension, or Termination of the Plan. By accepting this SAR, the Employee expressly warrants that he or she has received a SAR to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

23. Section 409A. Under Section 409A of the Internal Revenue Code of 1986, as amended, a SAR that vests after December 31, 2004, that was granted with a per share Grant Price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a share of common stock on the date of grant (a “discount SAR”) may be considered “deferred compensation.” A SAR that is a “discount SAR” may result in (i) income recognition by the Employee prior to the exercise of the SAR, (ii) an additional twenty percent (20%) tax, and (iii) potential penalty and interest charges. The Employee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Grant Price of this SAR equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. The Employee agrees that if the IRS determines that this SAR was granted with a per Share Grant Price that was less than the Fair Market Value of a Share on the date of grant, the Employee will be solely responsible for the Employee’s costs related to such a determination.

24. Notice of Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

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